UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 26, 2019

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, CA 91801

(Address of principal executive offices) (zip code)

(626) 282-0288

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

On or about September 26, 2019, Apollo Medical Holdings, Inc. (the “Company”) entered into certain Amendments to Lock-Up Agreement (the “9/26/19 Lock-Up Amendments”) to amend the Lock-Up Agreements dated on or about December 6, 2017 (the “Lock-Up Agreements”), between the Company and certain former Network Medical Management, Inc. (“NMM”) shareholders. Prior to their extension, the expiration date of the “First Lock-Up Period” (as defined in the Lock-Up Agreements) was initially June 7, 2019, which was subsequently extended from June 7, 2019 to September 30, 2019, as previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on June 10, 2019. Pursuant to the 9/26/19 Lock-Up Amendments, shareholders representing approximately 97% of the total shares of common stock of the Company held by former NMM shareholders have agreed to further extend the expiration date of the First Lock-Up Period from September 30, 2019 to January 31, 2020. Except as described above, all the terms and conditions of the Lock-Up Agreements remain unchanged and in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: September 27, 2019	By:	/s/ Thomas S. Lam, M.D.
Name: Thomas S. Lam, M.D.
Title: Chief Executive Officer